UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 16, 2020

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01.	Entry into a Material Definitive Agreement

On March 16, 2020, WD-40 Company (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A. (“Bank of America”). The Amended and Restated Credit Agreement modifies the Company’s existing Credit Agreement dated June 17, 2011 (as amended on January 7, 2013, May 13, 2015, November 16, 2015, September 1, 2016, November 15, 2017, February 23, 2018 and January 22, 2019, the “Credit Agreement”). Capitalized terms not otherwise defined in this report have the meaning given to such terms in the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement increases the Revolving Commitment from $100.0 million to $150.0 million and increases the sublimit for the Revolving Commitment for borrowing by WD-40 Company Limited, a wholly owned operating subsidiary of the Company for Europe, the Middle East, Africa and India, from $50.0 million to $100.0 million. In addition to other non-material and technical amendments to the Credit Agreement, the Amended and Restated Agreement modifies certain restrictive covenants. An exception to a prohibition on Investments has been added to allow for intercompany loans or advances from any Loan Party to Subsidiaries which are not Loan Parties in an aggregate amount of up to $5.0 million outstanding at any time. In addition, an exception for Investments not otherwise covered by an exception has been increased from $2.5 to $5.0 million. The Amended and Restated Credit Agreement includes a new schedule of Permitted Consolidated Capital Expenditures to permit the Company to make contemplated capital investments in the current and future fiscal years of up to $30.5 million in fiscal year 2020, $19.0 million in fiscal year 2021, and $15.0 million for fiscal years 2022, 2023, 2024 and 2025. The Amended and Restated Credit Agreement increases the carryforward from one fiscal year to the next fiscal year of unused Permitted Consolidated Capital Expenditures from $2.5 million to $5.0 million. The new maturity date for the revolving credit facility per the Amended and Restated Credit Agreement is March 16, 2025.

The material terms of the Amended and Restated Credit Agreement discussed above do not purport to be complete and are qualified in their entirety by the Amended and Restated Credit Agreement attached hereto as Exhibit 10(a) and incorporated herein by reference.

On March 16, 2020, the Company entered into a second amendment (the “Second Amendment”) to its existing Note Purchase and Private Shelf Agreement dated November 15, 2017 (as amended on February 23, 2018, the “Note Agreement”) by and among the Company, PGIM, Inc. (“Prudential”), and certain affiliates and managed accounts of Prudential (the “Note Purchasers”). The Second Amendment amends the Note Agreement to permit the Company (inclusive of its subsidiaries) to enter into the Amended and Restated Credit Agreement with Bank of America and the Second Amendment includes certain conforming amendments to the Note Agreement consistent with the Amended and Restated Credit Agreement, including a schedule of Permitted Consolidated Capital Expenditures and related carryforward provisions for unused Permitted Consolidated Capital Expenditures from one fiscal year to the next fiscal year.

The material terms of the Second Amendment discussed above do not purport to be complete and are qualified in their entirety by the Second Amendment attached hereto as Exhibit 10(b) and incorporated herein by reference.

All other material terms included in the Credit Agreement and the Note Agreement remain unchanged as a result of execution of the Amended and Restated Credit Agreement and the Second Amendment to the Note Agreement. Borrowings under the Amended and Restated Credit Agreement will continue to be used for the Company’s stock repurchases and general working capital needs

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10(a)	Amended and Restated Credit Agreement dated March 16, 2020 among WD-40 Company and Bank of America

10(b)	Second Amendment to Note Purchase and Private Shelf Agreement dated March 16, 2020 among WD-40 Company and Prudential and the Note Purchasers

104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: March 19, 2020	/s/ JAY W. REMBOLT
Jay W. Rembolt
Vice President, Finance
Treasurer and Chief Financial Officer